SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported)    May 26, 2000


                             1st SOURCE CORPORATION
             (Exact name of  registrant as specified in its charter)

                                     INDIANA
                 (State or other jurisdiction of incorporation)

       0-6233                                         35-1068133
(Commission File Number)                            (I.R.S. Employer
                                                    Identification No.)


   100 North Michigan Street

   South Bend, Indiana                                   46601
(Address of principal executive offices)               (Zip Code)

                                (219) 235-2702
              (Registrant's telephone number, including area code)


                                 Not Applicable

         (Former name or former address if changed since last report.)

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Item 4.       Changes in Registrant's Certifying Accountant

(a)        (i)    1st     Source     Corporation     ("Registrant")     notified
                  PricewaterhouseCoopers ("PwC") on April 18, 2000 that it would be conducting a request for proposals for a possible change in independent accountants. Registrant invited PwC to submit a proposal. On May 26, 2000, PwC informed the Registrant that it would not be submitting a proposal in response to the Registrant's request and, therefore, it declined to stand for re-election as Registrant's independent accountant. PwC did agree to complete the audits of three employee benefit plans which are in process as of the date of this report.

          (ii) The reports of PwC on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

         (iii) In connection with its audits for the two most recent fiscal years and through May 26, 2000, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their report on the financial statements for such years, except for the matter described in the following paragraph.

                  There was a disagreement with PwC concerning income recognition on securitized loans in accordance with SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." The disagreement was resolved to PwC's satisfaction in mid- February, 2000 after the Registrant changed its method of estimating the timing of cash flows and certain assumptions relating to the securitized loans as well as the Registrant's retained interests in such loans. These changes in the estimates used resulted in a difference in the timing of revenue recognition, but had no effect on total cash flows to be derived from the securitized transactions. Such changes resulted in the Registrant filing an amended Form 10-K for 1998, including a revised auditor's report referring to the revisions, and related amended Forms 10-Q for the affected periods. The changes increased net earnings for 1998 from $31,020,000 to $31,457,000 (a change of 1.4%) with no change in net earnings for 1999. Management reported regularly to the Audit Committee regarding these matters prior to reaching resolution of the disagreement with PwC. The Audit Committee also discussed the matter directly with PwC on April 18, 2000. Registrant has authorized PwC to respond fully to inquiries of its successor auditor concerning these matters.

          (iv) During the two most recent fiscal years and through May 26, 2000, there have been no reportable events as defined in Regulation S-K, Item 304 (a)(1)(v).

           (v) The Registrant has requested that PwC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated June 1, 2000, is filed as Exhibit 16 to this Form 8-K.


(b) Registrant's solicitation of proposals for a change in independent accountants was conducted at the direction of the Audit Committee of the Board of Directors. The Audit Committee expects to complete its review of proposals from other accounting firms and to select a new independent auditor by mid-June, 2000.

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Item 7.  Financial Statements and Exhibits

(c)      The following exhibit is filed with this report:

         Exhibit Number     Title
         --------------     -----
            16              Letter from PricewaterhouseCoopers re:
                            Change in certifying accountant

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                    1st Source Corporation

                                                    ----------------------



DATE    06/01/00                       /s/ Christopher J. Murphy III
       ----------                     ----------------------------------------
                                          (Signature)
                                       Christopher J. Murphy III
                                       Chairman of the Board, President and CEO


DATE    06/01/00                       /s/ Larry E. Lentych
       ----------                     ----------------------------------------
                                          (Signature)
                                       Larry E. Lentych
                                       Treasurer and Chief Financial Officer

                                       4

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